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               ASSIGNMENT AND ASSUMPTION OF ACQUISITION AGREEMENT


     This Assignment and Assumption of Acquisition Agreement (the "Agreement") made and entered into as of April 1, 1998, among Softline Limited, a South African Company ("Softline") Softline Holdings (Pty) Limited, a South African Company ("Softhold"), Triple-S Computers (Pty) Limited ("Triple-S") Divergent S.A. (Pty) Limited, a South African Company ("Divergent S.A.") and the shareholders reflected on attached Exhibit A (the "Shareholders").

                                    RECITALS

     A. Softline, Softhold and Triple-S entered into an Acquisition Agreement as of April 1, 1998 ("Acquisition Agreement"), a copy of which is attached as Exhibit B, under the terms of which, inter alia, Softline and Softhold purchased from Triple-S all of assets of the Business conducted by Triple-S, under the terms of the Acquisition Agreement.

     B. Under the terms of the Acquisition Agreement, Softhold was entitled to designate a nominee as the purchaser of the Assets and the Business.

     C. Softline and Softhold designated Divergent S.A. as their respective nominee to acquire all their respective interests under the Acquisition Agreement as more fully set forth in this Agreement.

     1. DEFINITIONS. All capitalized terms used in this Agreement shall have the meaning ascribed such terms in the Definitions Section (Article 2) of the Acquisition Agreement, unless otherwise defined in this Agreement.

     2. DESIGNATION OF NOMINEE. Softline and Softhold hereby designate, appoint and nominate Divergent S.A. as their respective nominee to purchase, acquire and take delivery of all of the sale Assets and the Business purchased under the Acquisition Agreement.

     3. SALE LIABILITIES. For the purposes of this Agreement and the Acquisition Agreement, the Sale Liabilities assumed by Divergent S.A. shall include only the liabilities set forth on the Business Financial Statements, including Triple-S's overdraft at Nedbank Cape Town, trade creditors in the amount specified on the business's financial statements, and all amounts owing in respect of leased assets, and no other liabilities or claims of any nature whatsoever.

     4. SUSPENSIVE CONDITIONS. This Agreement is suspensive and conditional upon Divergent S.A. and the transaction qualifying as "an income earning activity" within the meaning of Section 1l(e)(i)(aa) of the VAT Act.

     5. PERFORMANCE. Triple-S and the Shareholders shall perform each of their obligations, agreements, representations and warranties as specified under the Acquisition Agreement to

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Divergent S.A. as fully and to the same extent as if Divergent S.A. had executed the Acquisition Agreement in the place of Softline and Softhold. Such obligation shall include, without limitation, the following:

          5.1. Triple-S and the Shareholders hereby jointly and severally warrant and represent that the warranties set forth in Article 12 of the Acquisition Agreement were true and correct upon execution of the Acquisition Agreement and will be true and correct upon execution of this Agreement and the Closing Date.

          5.2. Triple-S and the Shareholders shall jointly and severally perform and be obligated under each of the indemnity provisions provided in the Acquisition Agreement and by application of law, including without limitation
Article 17 of the Acquisition Agreement.

     6. ADDITIONAL CONTRACTS. Triple-S and the Shareholders warrant and represent the following contracts have been entered into, of full force and effect, and are enforceable in accordance with their terms:

          6.1. The Lease in the form of attached Exhibit C.

          6.2. The Service Contract of Leslie Basil Gordon Katz in the form of attached Exhibit D.

The foregoing contracts have not been amended and are nor terminable by any party except in accordance with the terms of such contract.

     7. SHAREHOLDERS' OBLIGATIONS. The Shareholders hereby reaffirm all of their obligations under the Acquisition Agreement including, without limitation,
Article 14 thereof. The Shareholders, by their signatures to this Agreement hereby jointly and severally bind themselves into and in favor of Divergent S.A. as sureties for and co-principle debtors in solidum with Triple-S for due and punctual performance by Triple-S of all of the obligations, covenants, warranties sad representations set forth in the Acquisition Agreement and this Agreement.

     8. NO MODIFICATION. Except as expressly provided for in this Agreement, the Acquisition Agreement shall not be amended, modified or altered in any respect whatsoever nor shall any party be relieved of their obligations under the Acquisition Agreement.

     9. ATTORNEYS FEES. In the event of any litigation, arbitration mediation, or other proceeding ("Proceeding") is initiated by any party(ies) against any other party(ies) to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Agreement, the prevailing party(ies) in such Proceeding shell be entitled to recover from the unsuccessful party(ies) all costs, expenses, actual attorney's and expert witness fees, relating to or arising out of (c) such Proceeding (whether or nor such Proceeding proceeds to judgment), and (d) any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or

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award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, actual attorney's and expert witness fees.

     10. ENTIRE AGREEMENT. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                       Softline Holdings (Pty) Limited
                       c/o Ivan Epstein
                       16 Commerce Crescent
                       Eastgate Extension 13
                       Sandton
                       Fax (011) 444-7233

                       Softline Limited
                       16 Commerce Crescent
                       Eastgate Ext. 13
                       Kramerville 2144
                       Fax: (011) 444-7233

                       Triple-S Computers (Pty) Limited
                       BDO Spencer Steward
                       9th Floor
                       Broadway Centre
                       Hertzog Boulevard
                       Foreshore, Cape Town 8001
                       Fax: (011) ###-##-####

                       Divergent S.A. (Pty) Limited
                       Level 1
                       33 Spring Street
                       Bondi Junction
                       NSW Sydney 2022
                       Australia
                       Fax No.:______________

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with copy to:          Solomon Ward Seidenwurm & Smith, LLP
                       401 B Street, Suite 1200
                       San Diego, CA 92101
                       Attn: Norman L. Smith, Esq.
                       Fax: (619) 231-0303

     12. FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying our the intent of this Agreement and the documents referred to in this Agreement.

     13. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to raise further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     14. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.


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     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

N WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



Softline Limited                        Softline Holdings (Pty) Limited
A South African Company                 A South African Company


By:_______________________              By:_______________________




Triple-S Computers (Pty) Limited        Divergent S.A. (Pry) Limited
A South African Company                 A South African Company


By:_______________________              By:_______________________



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